UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 12, 2020

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6333 North State Highway 161, 4th Floor

Irving, Texas 75038

(Address of principal executive offices)

(972) 870-6400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2020, Blucora, Inc. (the “Company”) drew down the remaining $55.0 million outstanding under its $65.0 million revolving line of credit (the “Revolving Credit Facility”) pursuant to that certain Credit Agreement, dated May 22, 2017 (as amended from time to time, the “Credit Agreement”), by and among the Company, most of its direct and indirect domestic subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and each lender party thereto. The proceeds of the drawdown will be available for general corporate purposes. Although the Company has no immediate needs for additional liquidity, in light of current market conditions, the Company drew on the Revolving Credit Facility to provide it with greater financial flexibility and adequate liquidity for the long term.

The Company may repay and reborrow amounts borrowed under the Revolving Credit Facility at any time prior to the May 22, 2022 maturity date without penalty or premium (other than customary Eurodollar breakage costs), at which time such amounts will become immediately due and payable. The Company’s obligation to repay amounts borrowed under the Revolving Credit Facility is subject to acceleration upon the occurrence of certain specified events, including an event of default. Depending on our Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement), the applicable interest rate margin on the Revolver is 2.75% to 3.25% for Eurodollar Rate loans and 1.75% to 2.25% for ABR loans, with interest payable at the end of each interest period for the outstanding balance of amounts borrowed under the Revolving Credit Facility during such period.

The foregoing description of certain terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, as amended and modified by that certain First Amendment to the Credit Agreement, dated November 28, 2017, and that certain Second Amendment to the Credit Agreement, dated May 6, 2019, which have been filed as Exhibit 10.33, 10.34 and 10.35, respectively, to the Company’s Annual Report on Form 10-K filed on February 28, 2020.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2020, the Company announced that the Board of Directors of the Company (the “Board”) has appointed Mimi Carsley to serve as the Company’s Interim Chief Financial Officer, effective March 13, 2020, while the Company continues its process to identify and select a permanent Chief Financial Officer candidate. In connection with her appointment, effective March 13, 2020, Ms. Carsley will assume the duties of serving as the Company’s Principal Financial Officer. Stacy Murray had been fulfilling the duties of Principal Financial Officer since January 31, 2020. Ms. Murray will continue to serve as the Company’s Principal Accounting Officer and Vice President–Accounting, Chief Accounting Officer. In addition, in connection with Ms. Carsley’s appointment as Interim Chief Financial Officer, the Company has concluded its previously announced appointment of Rick Simonson as special advisor to the Company.

Mimi Carsley, 50, has served as a consultant and held various leadership roles at the Company since June 2018, including as Vice President, Financial Planning & Analysis, as CFO for Avantax Wealth Management, Inc., a subsidiary of the Company, as Vice President of Corporate Development and Integration Management Office, where she assisted with the successful acquisition and integration of 1st Global, Inc., and as Head of Data Analytics and Data Strategy. Prior to joining the Company, Ms. Carsley served in various leadership roles at LPL Financial Holdings, Inc. from March 2014 to October 2017, including as Executive Vice President of Corporate Development and Treasurer and as Senior Vice President and Chief of Staff. Previously, Ms. Carlsey was Chief Financial Officer and Chief Operating Officer at Bluewater Global Ltd. between 2010 and 2014, a boutique investment firm focused on private equity, hedge funds and operating business. Prior to that, Ms. Carsley served in a variety of leadership roles at Microsoft Corporation from 1995 until 2010, including as the Chief Financial Officer for the Specialized Devices and Applications business group, Director of Corporate Development and Strategy, Director of Strategic Corporate Finance, and Director of Portfolio Management responsible for overseeing the investment management of Microsoft’s multi-billion dollar portfolio. Earlier in her career, Ms. Carsley served as Assistant Vice President of Financial Security Assurance Inc. and as Assistant Portfolio Manager with JPMorgan Chase. Ms. Carsley has also served on the board of directors of Robertson Stevens Asset Management, as a member of the board of directors and audit committee of The Private Trust Company, as a member of the board of directors of the LPL Foundation, and as a member of the LPL Retirement Committee. Ms. Carsley received a Bachelor of Arts in Economics from Skidmore College and holds a Series 27 certification.

In connection with her appointment as Interim Chief Financial Officer, Ms. Carsley will be entitled to, among other things: (i) an annual base salary of $350,000; (ii) an annual target bonus of 50% of base salary, prorated for the time served in such role during 2020; (iii) an initial equity award with a total aggregate value of $350,000, which will consist of time-based restricted stock units that will vest on the earlier of (a) the first anniversary of the date of grant or (b) Ms. Carsley’s separation from the Company; and (iv) an annual equity award for fiscal year 2020 with a total aggregate target value of 50% of base salary, which may consist of a mix of time-based restricted stock units, nonqualified stock options and/or performance-based restricted stock units, in each case vesting over a three-year period and subject to approval by the independent members of the Board or a committee thereof.

Item 7.01.	Regulation FD Disclosure.

On March 16, 2020, the Company issued a press release announcing the appointment of Ms. Carsley. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 16, 2020

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2020

BLUCORA, INC.

By:	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary